                                LETTER AGREEMENT
                               FOR STOCK PURCHASE

September 6, 2000


ImmunoGen, Inc.
128 Sidney Street
Cambridge MA 02139

Ladies and Gentlemen:

Abgenix, Inc. ("Abgenix") agrees to buy, and ImmunoGen, Inc. ("ImmunoGen") agrees to sell to Abgenix Seven Hundred Eighty Nine Thousand Four Hundred Seventy Three (789,473) shares of ImmunoGen common stock, $.01 par value per share (the "Shares") at a price per share equal to Nine Teen Dollars ($19.00) per Share, constituting an aggregate purchase price of $15,000,000. On September 7, 2000, Abgenix shall wire an aggregate of $15,000,000 in immediately available funds to an account designated by ImmunoGen and ImmunoGen shall deliver into escrow with Chase Mellon Shareholder Services a stock certificate evidencing the Shares (and on or before such date, a copy of such certificate shall be faxed to Abgenix). On or before September 8, 2000, contingent only upon ImmunoGen's receipt of the purchase price on September 7, 2000, ImmunoGen shall cause the Shares to be delivered to Abgenix.

     A.   REPRESENTATIONS AND WARRANTIES OF ABGENIX

     1. Abgenix represents and warrants to ImmunoGen that it is acquiring the Shares for its own account for the purpose of investment. Abgenix is not acquiring the Shares with a view to, or for resale in connection with, a distribution, nor with any present intention of distributing or selling the Shares and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. Abgenix understands that until the Shares have been registered under the Securities Act and applicable state securities laws each certificate representing such Shares shall bear a legend substantially similar to the following:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALES,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

               TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

     2. Abgenix represents and warrants to ImmunoGen that it is an "accredited investor" as such term is defined in Regulation D under the Securities Act.

     3. Abgenix represents and warrants that (i) it has the right and power under its charter and bylaws or other organizational documents to execute, deliver and perform its obligations hereunder; (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization; (iii) this Letter Agreement has been duly authorized by all necessary corporate action; and (iv) the officer executing and delivering this Letter Agreement has the requisite right, power, capacity and authority to do so on behalf of Abgenix, and this Letter Agreement when so duly executed and delivered, will constitute the legal, valid and binding obligation of Abgenix enforceable against Abgenix in accordance with its respective terms.

     B.   REPRESENTATIONS AND WARRANTIES OF IMMUNOGEN

     1. ImmunoGen represents and warrants that (i) it has the right and power under its charter and bylaws to execute, deliver and perform its obligations hereunder; (ii) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction or organization; (iii) this Letter Agreement has been duly authorized by all necessary corporate action; and (iv) the officer executing and delivering this Letter Agreement has the requisite right, power, capacity and authority to do so on behalf of ImmunoGen, and this Letter Agreement when so duly executed and delivered, will constitute the legal, valid and binding obligation of ImmunoGen enforceable against ImmunoGen in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally.

     2. ImmunoGen represents and warrants that since January 1, 1998, ImmunoGen has filed all reports ("Designated SEC Reports") required to be filed by it with the Securities Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the best of ImmunoGen's knowledge, as of their respective dates, the Designated SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Designated SEC Reports, and none of the Designated SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent superseded by a Designated SEC Report filed subsequently and prior to the date hereof. To

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

     the best of ImmunoGen's knowledge, as of their respective dates, the financial statements of ImmunoGen included in the Designated SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statement or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of ImmunoGen as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3. ImmunoGen represents and warrants that, (i) the Shares have been duly authorized and when issued and paid for in accordance with this Agreement will be validly issued, fully paid and non-assessable, and (ii) assuming the accuracy of the representations and warranties of Abgenix set forth in Section A above, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     4. Immunogen represents and warrants to Abgenix that on or before [_______________], the Shares will be approved for listing on the Nasdaq Stock Market.

     C.   LOCK-UP RESTRICTION

          Abgenix and its "affiliates" or "associates," as such terms are used in Rule 12b-2 of the Exchange Act, (these terms to have such meaning throughout Sections C and D) hereby agree that, without the prior written consent of ImmunoGen, they will not, during the period commencing on the date hereof and ending on [___________], (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or any securities convertible into or exercisable or exchangeable for the Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of ImmunoGen common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the transfer of the Shares by Abgenix to its affiliates or associates, PROVIDED, THAT, the transferee(s) agrees in writing as a condition precedent to such transfer to be bound by the terms of this Letter Agreement, (ii) the transfer of Shares by Abgenix to the acquiring entity in the event that ImmunoGen is consolidated with or acquired by another entity in a merger, tender offer or otherwise, or (iii) the transfer of Shares by Abgenix to the acquiring entity in the event that Abgenix is consolidated with or acquired by

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

          another entity in a merger, tender offer or otherwise PROVIDED, THAT, the transferee(s) agrees in writing as a condition precedent to such transfer to be bound by the terms of this Letter Agreement.

               Abgenix understands that the Shares shall bear a legend substantially similar to the following:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER HEREOF NOT TO OFFER, PLEDGE, SELL, CONTRACT TO SELL, SELL ANY OPTION OR CONTRACT TO PURCHASE, PURCHASE ANY OPTION OR CONTRACT TO SELL, GRANT ANY OPTION, RIGHT OR WARRANT TO PURCHASE, LEND OR OTHERWISE TRANSFER OR DISPOSE OF SUCH SECURITIES UNTIL [_______________].

     D.   STANDSTILL

     1. Abgenix agrees that for a period of [_________] from the date hereof, Abgenix will not, nor will it permit any of its affiliates or associates to, from and after the date that such person becomes an affiliate or associate, unless in any such case specifically invited to do so by the Board of Directors of ImmunoGen (1) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group," as such term is used in Section 13(d)(3) of the Exchange Act (such term to have such meaning throughout this Section D) or otherwise, any (i) material assets, businesses or properties of ImmunoGen other than in the ordinary course of business, or
     (ii) shares of ImmunoGen common stock, or any other ImmunoGen securities convertible into, exchangeable for or exercisable for ImmunoGen common stock (all such securities, collectively, "Voting Securities"), except that the foregoing shall not apply to the purchase of the Shares pursuant to this Letter Agreement, (2) solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to ImmunoGen, (3) initiate, publicly propose or otherwise solicit stockholders for the approval of, one or more stockholder proposals with respect to ImmunoGen, or induce any other person to initiate any stockholder proposal,
     (4) seek to place any representative on the Board of Directors of ImmunoGen, or seek to have called any meeting of the stockholders of ImmunoGen; (5) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities, other than this Agreement, (6) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of ImmunoGen or solicit, publicly propose, seek to effect or negotiate with any other person with respect to any form of business combination or other extraordinary transaction with ImmunoGen or any restructuring, recapitalization or similar transaction with respect to ImmunoGen, or solicit, make or publicly

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

     propose or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of ImmunoGen, or publicly disclose an intent, purpose, plan or proposal with respect to ImmunoGen, or any securities or assets of ImmunoGen, that would violate the provisions of this Section D, or assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing.

     2. Notwithstanding the limitations and restrictions set forth above in Section D(1), Abgenix shall have the right to acquire Voting Securities which, when added to the Voting Securities already owned by Abgenix (including the Shares), would constitute not more than 5% of the number of shares of ImmunoGen common stock reported by ImmunoGen to be outstanding in the Company's most recently available filing with the SEC or other public announcement.

     E.   MISCELLANEOUS

     1. Abgenix acknowledges and agrees that irreparable damage may occur if any of the provisions of Sections C and D were not performed in accordance with their specific terms or were otherwise materially breached. Immunogen acknowledges and agrees that irreparable damage may occur if any of the provisions of Section B were not performed in accordance with their specific terms or were otherwise materially breached. Accordingly, ImmunoGen will be entitled to seek an injunction or injunctions to prevent breaches of Sections C and D and to seek specific enforcement of its provisions, and Abgenix will be entitled to seek an injunction or injunctions to prevent breaches of Section B and to seek specific enforcement of its provisions, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which ImmunoGen or Abgenix may be entitled at law or in equity.

     2. No failure or delay on the part of Abgenix or ImmunoGen in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     3. This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement on September 6, 2000.



                                   ABGENIX, INC.


                                   By:
                                      ------------------------------------------

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

                                   Name:    Kurt Leutzinger
                                   Title:   CFO





                                   IMMUNOGEN, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.